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Carolina Power & Light Company
BALANCE SHEETS                                                                               March 31       December 31
(In thousands)                                                              1998              1997             1997
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                                   ASSETS
Electric Utility Plant
   Electric utility plant in service                                        $   10,157,190    $    9,856,889     $ 10,113,334
  Accumulated depreciation                                                      (4,272,202)       (3,883,684)      (4,181,417)
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         Electric utility plant in service, net                                  5,884,988         5,973,205        5,931,917
  Held for future use                                                               12,019            14,176           12,255
  Construction work in progress                                                    170,595           177,566          158,347
  Nuclear fuel, net of amortization                                                223,235           194,501          190,991
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         Total Electric Utility Plant, Net                                       6,290,837         6,359,448        6,293,510
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Current Assets
  Cash and cash equivalents                                                         33,845            24,901           14,426
  Accounts receivable                                                              381,846           312,917          406,872
  Fuel                                                                              71,677            68,242           47,551
  Materials and supplies                                                           140,661           126,813          136,253
  Deferred fuel cost (credit )                                                      14,052           (13,953)          20,630
  Prepayments                                                                       63,014            67,756           62,040
  Other current assets                                                              13,055            29,226           47,034
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         Total Current Assets                                                      718,150           615,902          734,806
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Deferred Debits and Other Assets
  Income taxes recoverable through future rates                                    315,932           370,444          328,818
  Abandonment costs                                                                 31,536            59,161           38,557
  Harris Plant deferred costs                                                       62,914            77,139           63,727
  Unamortized debt expense                                                          43,046            64,581           48,407
  Nuclear decommissioning trust funds                                              273,131           158,755          245,523
  Miscellaneous other property and investments                                     249,401           343,007          256,291
  Other assets and deferred debits                                                 265,486           206,245          211,089
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         Total Deferred Debits and Other Assets                                  1,241,446         1,279,332        1,192,412
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            Total Assets                                                         8,250,433         8,254,682        8,220,728
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                       CAPITALIZATION AND LIABILITIES
Capitalization
  Common stock equity                                                         $  2,835,989     $   2,716,166     $  2,818,807
  Preferred stock - redemption not required                                         59,376           143,801           59,376
  Long-term debt, net                                                            2,449,127         2,524,942        2,415,656
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         Total Capitalization                                                    5,344,492         5,384,909        5,293,839
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Current Liabilities
  Current portion of long-term debt                                                208,075            43,436          207,979
  Short-term debt                                                                        -           149,200                -
  Accounts payable                                                                 196,062           150,097          290,352
  Taxes accrued                                                                     92,521            76,612           13,666
  Interest accrued                                                                  32,539            32,020           43,620
  Dividends declared                                                                72,236            73,969           72,266
  Other current liabilities                                                         94,489            81,291          102,943
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         Total Current Liabilities                                                 695,922           606,625          730,826
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Deferred Credits and Other Liabilities
  Accumulated deferred income taxes                                              1,711,620         1,799,860        1,722,908
  Accumulated deferred investment tax credits                                      219,477           229,703          222,028
  Other liabilities and deferred credits                                           278,922           233,585          251,127
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         Total Deferred Credits and Other Liabilities                            2,210,019         2,263,148        2,196,063
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Commitments and Contingencies (Notes 2, 3 and 4)
            Total Capitalization and Liabilities                                 8,250,433         8,254,682        8,220,728
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SCHEDULES OF COMMON STOCK EQUITY
  Common stock                                                               $   1,367,110     $   1,371,548    $   1,371,520
  Unearned ESOP common stock                                                      (160,184)         (170,688)        (165,804)
  Capital stock issuance expense                                                      (790)             (790)            (790)
  Retained earnings                                                              1,629,853         1,516,096        1,613,881
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         Total Common Stock Equity                                           $   2,835,989     $   2,716,166    $   2,818,807
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See Supplemental Data and Notes to Consolidated Interim Financial Statements.

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